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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to this Registration Statement on Form S-4 of Global Crossing Ltd. of our report dated November 30, 1999 relating to the consolidated financial statements and financial statement schedule, which appears in IPC Communications, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Pre-Effective Amendment No. 2 to this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

May 8, 2000